COMMERCIAL ASSETS INC.

                               SECOND AMENDMENT TO
                             1993 STOCK OPTION PLAN
                                  MAY 20, 1997


         This Second Amendment to the Commercial Assets, Inc. 1993 Stock Option Plan, adopted as of August 19, 1993 as amended March 6, 1996 (the "Plan") was approved by the Board of Directors of the Corporation on May 20, 1997. Capitalized terms used herein shall have the meanings given to them in the Plan unless otherwise defined in this Second Amendment.

         1. Section 16 of the Plan ("Nontransferability") is amended and restated to read as follows:

                  16. Limited Transferability of Awards. Options, Stock Appreciation Rights and Limited Rights granted under the Plan shall not be transferable other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, (iii) with the consent of the Committee and without payment of consideration, to immediate family members of the Recipient or to trusts of partnerships for such family members, or (iv) with the consent of the Committee and solely to the extent such Options, Stock Appreciation Rights and Limited Rights are then exercisable (or will become exercisable solely with the lapse of time), to another officer, director or employee of the Corporation. Awards may be exercised or otherwise realized only by the Recipient or by his guardian or legal representative or permitted transferee.


         2.       A new Section 24 is added to the Plan to read as follows:

                  24.      Meeting Fees.

                           (a) Election to Receive Common Stock. Commencing with the Corporation's 1997 Annual Meeting of Shareowners, each Independent Director of the Corporation, as defined in the Corporation's bylaws (an "Independent Director"), may elect to receive all or any portion of any Meeting Fees in cash, in shares of Common Stock, or in a combination thereof. "Meeting Fees" shall mean all annual retainers and other fees paid for attendance at each regular or special meeting of the Board or any committees attended by an Independent Director. Such election shall be irrevocable, shall be made in writing and delivered to the


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         Corporation's  Secretary  on or prior  to each  Annual  Meeting  of the
         Corporation's Shareowners (the "Election Date"), and shall apply to the period commencing on the Election Date and terminating on the Annual Meeting of Shareowners for the year following the Election Date (the "Election Period"). If no such election is timely received, an Independent Director shall receive any Meeting Fees during such Election Period in cash.

                           (b) Cash Meeting Fees. Meeting Fees paid in cash shall be paid on or as soon as practicable after any regular or special meeting attended by an Independent Director.

                           (c) Shares in lieu of Cash Meeting Fees. Meeting fees paid in shares of Common Stock shall be evidenced by certificates for such shares, delivered to the Independent Directors as soon as practicable following the determination of the number of shares to be paid in connection with any Election Period. Such certificates shall be registered in the name of the Independent Director, and all shares so issued shall be fully paid and nonassessable. The Corporation will pay any issuance or transfer taxes with respect to the issuance of such shares. Any fractions of shares otherwise issuable under this Section 24 shall be paid in cash, or, if an Independent Director has elected to receive shares for the next Election Period, added to the amount to the number of shares to be issued in connection with the next Election Period. Notwithstanding any provision of the Plan to the contrary, no Independent Director may receive more than 50,000 shares of Common Stock in lieu of Meeting Fees in any year.

                           (d) Administration. Notwithstanding any provision of the Plan to the contrary, the members of the Board other than the Independent Directors shall administer this Section 24 and have all authority of the Committee provided in Section 3 of this Plan or otherwise with respect to this Section 24. Such authority shall include, without limitation, the authority to set the amount of Meeting Fees and the cash, shares of Common Stock and combinations thereof to be paid pursuant to this Section 24.


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